UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

FIRST UNITED ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First United Ethanol, LLC (“FUEL”) entered into a Risk Management Contract (“Contract”) with FCStone, LLC (“FCStone”) on July 9, 2007. Pursuant to the terms of the Contract, FCStone shall provide services to FUEL in the implementation of a full service price risk management program and grain procurement program for FUEL. The initial term of the Contract is one year from the date that FUEL’s ethanol plant begins production. The Contract will automatically renew for an additional term of one year unless FUEL gives notice of non-renewal. During the term of the Contract, FUEL will pay a monthly fee to FCStone for services and materials provided under the Contract. In addition to such fees, FUEL shall also pay to FCStone any transaction commissions, fees, services charges or mark-ups arising from options, futures or other risk management or cash commodity transactions executed or brokered through FCStone, its affiliates, or others in accordance with their applicable schedules of rates. FCStone guarantees the rate for exchange-traded futures, options contracts and over-the-counter transactions during the initial term of the Contract.

Exhibit No.	Description
99.1	Risk Management Contract with FCStone, LLC dated July 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

September 14, 2007	/s/ Anthony J. Flagg

Date	Anthony J. Flagg, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Risk Management Contract with FCStone, LLC dated July 9, 2007.